UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2020, Zynga Inc., a Delaware corporation (“Zynga”), entered into a Share Sale and Purchase Agreement (the “Agreement”) with the shareholders (collectively, the “Sellers”) of Rollic Games Oyun Yazılım ve Pazarlama Anonim Şirketi (“Rollic”), pursuant to which Zynga will acquire (i) at closing, 80% of all issued and outstanding share capital of Rollic (the “Shares”) in exchange for consideration of $168 million in cash (the “Closing Consideration”), subject to adjustments and certain transaction expenses as set forth within the Agreement, and (ii) the remaining 20% of the Shares for additional consideration (the “Step-In Consideration”) during each of the three years following the closing (the “Step-In Period”) payable annually based upon the achievement of specified profitability metrics by Rollic, as set forth within the Agreement. The Closing Consideration will be increased by the amount of Rollic’s unrestricted cash, cash equivalents, accounts receivable, advances paid and pre-paid VAT and decreased by accounts payable (including unpaid transaction expenses), specified change of control fees and outstanding indebtedness. The Step-In Consideration will consist of at least 50% of each payment in cash and the remainder, at Zynga’s discretion, in cash and unregistered shares of Zynga’s Class A common stock (the “Zynga Stock”) based on the volume-weighted average closing price of the Zynga Stock during a 30 consecutive trading day period in advance of each payment. Following the end of the Step-In Period, Rollic will be a direct, wholly-owned subsidiary of Zynga. The closing is expected to occur on October 1, 2020, subject to satisfaction or waiver of specified conditions.

The Agreement is governed by and shall be construed in accordance with English law. The Agreement provides investors with information regarding its terms. The terms and information in the Agreement should not be relied on as factual disclosure about Zynga or Rollic without consideration of the periodic and current reports and other statements that Zynga files with the Securities and Exchange Commission (the “SEC”). The terms of the Agreement govern the contractual rights and relationships, and allocate risks, among the parties thereto in relation to the transaction. In particular, the Agreement contains customary warranties of each of Zynga and the Sellers. The warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such warranties should not be relied on by any other person. In addition, such warranties (1) have been qualified by a disclosure letter from the Sellers, (2) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (3) in certain cases, were made as of a specific date, and (4) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the warranties may change after the date of the execution of the Agreement. Zynga does not undertake any obligation to publicly release any revisions to these warranties, except as required under U.S. federal or other applicable securities laws.

Pursuant to the Agreement, the Sellers have agreed to indemnify Zynga for losses related to specified matters, including, among other things, breaches or inaccuracies of warranties of the Sellers contained in the Agreement, specified tax matters, and for other customary matters. As security for such indemnification obligations, $16 million of the Closing Consideration otherwise payable to the Sellers has been deposited into an escrow fund.

The Agreement may be terminated upon material breach of certain provisions in the Agreement or if the closing has not occurred by October 31, 2020.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02. In accordance with the Agreement, a portion of the Step-In Consideration may be satisfied through the issuance of Zynga Stock. If Zynga determines to issue shares of Zynga Stock as Step-In Consideration, such shares would be issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01. Regulation FD Disclosure.

On August 5, 2020, Zynga issued a press release announcing the planned acquisition of Rollic. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, Zynga’s expectations related to the timing and closing of the acquisition of Rollic and its ability to achieve the intended benefits of the acquisition; and Zynga’s future economic performance and its ability to achieve financial projections, including revenue, bookings, income and margin goals. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including those described in Zynga’s public filings with the SEC, copies of which may be obtained by visiting Zynga’s Investor Relations web site at http://investor.zynga.com or the SEC's website at www.sec.gov. Zynga’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, delays or other challenges in the completion of the Rollic acquisition and its integration and the success of its current and future games as part of Zynga. Undue reliance should not be placed on such forward-looking statements, which are based on information available to Zynga on the date hereof. Zynga assumes no obligation to update such statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1+

Share Sale and Purchase Agreement relating to the sale and purchase of the entire issued share capital of Rollic Games Oyun Yazılım ve Pazarlama Anonim Şirketi between those persons listed in Schedule 1 as Sellers and Zynga Inc. as Purchaser

99.1	Press Release, dated August 5, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
+

Certain portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Zynga may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: August 5, 2020	By:	/s/ Phuong Y. Phillips
Phuong Y. Phillips
Chief Legal Officer and Secretary